ASSET PURCHASE AGREEMENT

(the “Effective Date”), by and between Spectral Capital Corporation, a Nevada corporation

Asset Purchase Agreement

This Asset Purchase Agreement (the “Agreement”) is entered into as of October 15, 2025 (the “Effective Date”), by and between Spectral Capital Corporation, a Nevada corporation (“Spectral”), and Eliznikcomp OÜ, an Estonian corporation (“Eliznikcomp”).

Recitals

WHEREAS, Eliznikcomp owns certain intellectual property and related assets, including twenty -one (21) patentable innovations related to native Artificial Intelligence (AI) Operating Systems developed in a Linux environment, together with processes for optimizing field programmable gate arrays (FPGAs), as well as technology related to security and multi -application remote synchronization (the “Assets”); WHEREAS, Spectral desires to acquire all right, title, and interest in and to the Assets from Eliznikcomp, and Eliznikcomp desires to sell and transfer the Assets to Spectral, upon the terms and subject to the conditions set forth herein; NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1. PURCHASE AND SALE OF ASSETS

1.1 Transfer of Assets. Eliznikcomp hereby sells, assigns, transfers, and conveys to Spectral,

and Spectral hereby purchases and accepts from Eliznikcomp, all right, title, and interest in and to the Assets, free and clear of any and all liens, claims, or encumbrances.

1.2 Consideration. As consideration for the sale and transfer of the Assets, Spectral shall issue an aggregate of Nine Million (9,000,000) shares of Spectral’s common stock (the “Shares”) to the shareholders of Eliznikcomp, as directed by Eliznikcomp.

1.3 Closing. The signing and closing of this Agreement shall occur simultaneously upon execution by the parties (“Closing”).

2. REPRESENTATIONS AND WARRANTIES OF ELIZNIKCOMP

2.1 Organization and Authority. Eliznikcomp is duly organized, validly existing, and in good standing under the laws of Estonia and has full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

2.2 Title to Assets. Eliznikcomp owns all rights, title, and interest in and to the Assets, free and clear of any liens or encumbrances.

2.3 Intellectual Property. The Assets are original and were developed by or for Eliznikcomp,

and to the best of Eliznikcomp’s knowledge, do not infringe upon any third -party rights. Docusign Envelope ID: 7E21E91F-0766-4F91-80B3-2E302C9041EA

2.4 Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

3. REPRESENTATIONS AND WARRANTIES OF SPECTRAL

3.1 Organization and Authority. Spectral is duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

3.2 Authorization. The execution and delivery of this Agreement and the issuance of the

Shares have been duly authorized by all necessary corporate action on the part of Spectral.

3.3 Valid Issuance. The Shares, when issued and delivered in accordance with this

Agreement, will be duly authorized, validly issued, fully paid, and non -assessable.

4. MISCELLANEOUS

4.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings.

4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of law principles.

4.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Spectral Capital Corporation

By:
Name:	Jenifer Osterwalder
Title:	Chief Executive Officer
Date:

ELIZNIKCOMP OÜ

By:
Name:	Elizabete Nikulina
Title:	Chief Executive Officer
Date: